Exhibit 99.1

Contact:

Michael J. Dee

Chief Financial Officer

(410) 477- 5000

BV FINANCIAL, INC. ANNOUNCES FINANCIAL RESULTS

Baltimore, Maryland, April 17, 2025– BV Financial, Inc. (NASDAQ: BVFL), (the “Company”) the holding company for BayVanguard Bank (the “Bank”), reported net income of $2.1 million or $0.21 per diluted share for the quarter ended March 31, 2025 compared to net income of $2.6 million or $0.24 per diluted share for the quarter ended March 31, 2024.

Adjusted net income, a Non-GAAP financial metric, was $2.9 million for both quarters ended March 31, 2025 and 2024. For a reconciliation of net income as reported and Non-GAAP adjusted net income, see the table below.

Financial Highlights

•
Return on average assets and return on average equity for the quarter ended March 31, 2025 were 0.92% and 4.28%, respectively. Return on average assets and return on average equity for the three months ended March 31, 2024 were 1.16% and 5.14%, respectively.
•
Net Loans increased $12.0 million, or 1.65% to $741.3 million at March 31, 2025 compared to $729.2 million at December 31, 2024.
•
Deposits increased $6.4 million, or 0.98%, from $651.5 million at December 31, 2024 to $657.9 million at March 31, 2025.
•
In the quarter ended March 31, 2025, the Company recorded a provision for credit losses of $297,000 consisting of a $351,000 provision to the allowance for credit losses (ACL) – loans, a $53,000 recovery to the ACL-unfunded commitments and a $1,000 recovery to the ACL - for held-to-maturity securities. In the quarter ended March 31, 2024, the Company recorded a provision for credit losses of $18,000 consisting of ($133,000) in the ACL – loans, $152,000 in the ACL-unfunded commitments and ($1,000) in the ACL – HTM Securities.
•
The Company completed the stock repurchase program previously announced on July 30, 2024 with the repurchase of 50,038 shares in January 2025 at an average cost of $17.08. The Company announced the adoption of a second stock repurchase program on April 4, 2025.

Financial Condition

Total Assets. Total assets were $921.9 million at March 31, 2025, an increase of $10.1 million, or 1.11%, from $911.8 million at December 31, 2024. The increase was due primarily to a $12.0 million increase in loans receivable partially offset by a decrease of $2.1 million in securities available for sale. The loan growth in the quarter was funded by an increase in deposits and quarterly net income.

Cash and Cash Equivalents. Cash and cash equivalents increased $320,000 or 0.5%, to $70.8 million at March 31, 2025 from $70.5 million at December 31, 2024.

Net Loans Receivable. Net loans receivable increased $12.0 million, or 1.65%, to $741.3 million at March 31, 2025 from $729.2 million at December 31, 2024. Increases in commercial and industrial loans of $9.9 million, investor commercial real estate loans of $4.3 million and owner occupied one-to four-family loans of $3.0 million offset decreases in non-owner occupied one- to four-family loans.

Securities. Securities available for sale (“AFS”) decreased $2.1 million, or 5.6%, to $35.2 million at March 31, 2025 from $37.3 million at December 31, 2024. The decrease was due to new purchases not fully replacing maturities and paydowns in the portfolio. Securities held-to-maturity were relatively unchanged at $5.9 million.

Total Liabilities. Total liabilities increased $7.6 million or 1.1%, to $723.9 million at March 31, 2025 from $716.3 million at December 31, 2024. The increase was primarily due to an increase in total deposits of $6.4 million, and an increase in escrow accounts and other accrued balances.

Deposits. Total deposits increased $6.4 million, or 0.98%, to $657.9 million at March 31, 2025 from $651.5 million at December 31, 2024. Noninterest bearing deposits increased $6.5 million, or 5.0%, to $136.3 million at March 31, 2025 from $129.7 million at December 31, 2024. Interest-bearing deposits were relatively unchanged at $521.6 million.

Federal Home Loan Bank Borrowings. The Company had $15 million in Federal Home Loan Bank borrowings at March 31, 2025 and December 31, 2024.

Stockholders’ Equity. Stockholders’ equity increased $2.6 million, or 1.3%, to $198.1 million at March 31, 2025, primarily due to net income and somewhat offset by share repurchases.

Asset Quality. Non-performing assets at March 31, 2025 totaled $5.0 million consisting of $4.8 million in nonperforming loans and $158,000 in foreclosed real estate, compared to $4.2 million at December 31, 2024, consisting of $4.0 million in non-performing loans and $159,000 in foreclosed real estate. At March 31 2025, the allowance for credit losses on loans was $8.9 million, which represented 1.18% of total loans and 183.9% of non-performing loans compared to $8.5 million at December 31, 2024, which represented 1.15% of total loans and 212.5% of non-performing loans.

Comparison of Operating Results for the Three Ended March 31, 2025 and 2024

Net Interest Income. Net interest income was $8.6 million for the three months ended March 31, 2025 compared to $8.0 million in the three months ended March 31, 2024. The net interest margin for the three months ended March 31, 2025 was 4.12% compared to 3.91% for the three months ended March 31, 2024.

Noninterest Income. For the three months ended March 31, 2025, noninterest income totaled $530,000 compared to $578,000 in the quarter ended March 31, 2024.

Noninterest Expense. For the three months ended March 31, 2025, noninterest expense totaled $6.2 million compared to $4.9 million for the three months ended March 31, 2024. Compensation and benefits expenses increased $1.4 million, or 44.6% due to increases in salaries and the $1.2 million cost of the equity awards granted after the stockholders approved the 2024 Equity Incentive Plan. Professional fees increased $119,000 or 106.3% primarily due to a recovery in 2024 of previously expensed legal fees of $109,000 on the disposition of a problem loan. Other expenses decreased $271,000 or 43.2%.

Income taxes. For the three months ended March 31, 2025, income tax expense was $599,000 for an effective tax rate of 22.2%. In the quarter ended March 31, 2024, income tax expense was $1.0 million for an effective tax rate of 28.5%. The lower rate is due to an accrual adjustment made in the current quarter.

Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative and regulatory issues that may impact the Company’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, increased competitive pressures, the effects of inflation, the imposition of tariffs or other domestic or international governmental policies, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the FRB, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio, changes in demand for our products and services, accounting and tax changes, deposit flows, real estate values and competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services, a potential government shutdown, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged and the failure to maintain current technologies, our ability to enter into new markets successfully and capitalize on growth opportunities and the failure to retain or attract employees.

BV Financial, Inc.

BV Financial, Inc. is the parent company of BayVanguard Bank. BayVanguard Bank is headquartered in Baltimore, Maryland with thirteen branches in the Baltimore metropolitan area and the eastern shore of Maryland. The Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses.

BV FINANCIAL, INC.
Consolidated Financial Ratios

	At or For the Three Months
	Ended March 31,
	2025	2024

Performance Ratios(1):
Return on average assets	0.92%	1.16%
Return on average equity	4.28%	5.14%
Interest rate spread(2)	3.37%	3.10%
Net interest margin(3)	4.12%	3.91%
Non-interest expense to average assets	2.70%	2.23%
Efficiency ratio(4)	67.36%	52.75%
Average interest-earning assets to average interest-bearing liabilities	148.50%	154.58%
Average equity to average assets	21.40%	22.61%
Credit Quality Ratios:
Allowance for credit losses as a percentage of total loans	1.18%	1.20%
Allowance for credit losses as a percentage of non-performing loans	183.87%	79.16%
Net charge-offs (recoveries) to average outstanding loans during the year	0.00%	-0.01%
Non-performing loans as a percentage of total loans	0.64%	1.52%
Non-performing loans as a percentage of total assets	0.52%	1.20%
Total non-performing assets as a percentage of total assets	0.53%	1.22%

Other:
Number of offices	13	13
Number of full-time equivalent employees	109	112

(1) Performance ratios are annualized.
(2) Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percentage of average interest-earning assets.
(4) Represents non-interest expenses divided by the sum of net interest income and non-interest income.

BV FINANCIAL, INC.
Consolidated Balance Sheets

	March 31, 2025	December 31, 2024
(dollars in thousands, except share amounts)	(unaudited)

Assets
Cash	$8,568	$5,842
Interest-bearing deposits in other banks	62,252	64,658
Cash and cash equivalents	70,820	70,500
Equity Investment	408	391
Securities available for sale	35,185	37,259
Securities held to maturity (fair value of $5,191 and $5,171, ACL of $3 and $4)	5,909	5,979
Loans held for maturity	750,174	737,760
Allowance for Credit Losses	(8,888)	(8,522)
Net Loans	741,286	729,238
Foreclosed real estate	158	159
Premises and equipment, net	13,243	13,224
Federal Home Loan Bank of Atlanta stock, at cost	1,385	1,366
Investment in life insurance	20,145	20,058
Accrued interest receivable	3,121	3,161
Goodwill	14,420	14,420
Intangible assets, net	786	831
Deferred tax assets, net	8,989	8,899
Other assets	6,083	6,336
Total assets	$921,938	$911,821
Liabilities and Stockholders' Equity
Liabilities
Noninterest-bearing deposits	$136,261	$129,724
Interest-bearing deposits	521,635	521,767
Total deposits	657,896	651,491

FHLB borrowings	15,000	15,000
Subordinated debentures	34,922	34,883
Other liabilities	16,047	14,948
Total liabilities	723,865	716,322
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized in 2025 and 2024; 10,594,044 shares issued and outstanding as of March 31, 2025; 10,645,284 shares issued and outstanding as of December 31, 2024	106	106
Paid-in capital	94,915	94,679
Unearned common stock held by employee stock ownership plan	(7,115)	(7,160)
Retained earnings	111,594	109,495
Accumulated other comprehensive loss	(1,427)	(1,621)
Total stockholders' equity	198,073	195,499
Total liabilities and stockholders' equity	$921,938	$911,821

BV FINANCIAL, INC.
Consolidated Statements of Income

(dollars in thousands, except per share amounts)	Three Months Ended March 31,
Interest Income	2025	2024
Loans, including fees	$10,741	$9,782
Investment securities available for sale	350	306
Investment securities held to maturity	47	92
Other interest income	743	824
Total interest income	11,881	11,004
Interest Expense
Interest on deposits	2,601	1,986
Interest on FHLB borrowings	171	-
Interest on Subordinated debentures	466	1,055
Total interest expense	3,238	3,041
Net interest income	8,643	7,963
Provision for (recovery of) credit losses	297	18
Net interest income after provision for (recovery of) credit losses	8,346	7,945
Noninterest Income
Service fees on deposits	103	103
Fees from debit cards	164	171
Income from investment in life insurance	87	87
Other income	176	217
Total noninterest income	530	578
Noninterest Expense
Compensation and related benefits	4,524	3,129
Occupancy	444	438
Data processing	397	377
Advertising	6	5
Professional fees	231	112
Equipment	91	102
Foreclosed real estate and repossessed assets holding costs	3	5
Amortization of intangible assets	45	45
FDIC insurance premiums	81	83
Other expense	356	627
Total noninterest expense	6,178	4,923
Net income before tax	2,698	3,600
Income tax expense	599	1,026
Net income	$2,099	$2,574
Basic earnings per share	$0.21	$0.24
Diluted earnings per share	$0.21	$0.24

BV FINANCIAL, INC.
Average Balance Sheet for the Quarters ended March 31,
(Dollars in thousands)

	For the Three Months Ended March 31,
	2025			2024
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$739,666	$10,741	5.89%	$708,367	$9,782	5.54%
Securities available-for-sale	36,884	350	3.85%	34,045	306	3.61%
Securities held-to-maturity	7,323	47	2.60%	10,815	92	3.41%
Cash, cash equivalents and other interest-earning assets	66,832	743	4.51%	62,681	824	5.28%
Total interest-earning assets	850,705	11,881	5.66%	815,908	11,004	5.41%
Noninterest-earning assets	65,008			67,460
Total assets	$915,713			$883,368

Interest-bearing liabilities:
Interest-bearing demand deposits	$80,149	171	0.87%	$84,550	236	1.12%
Savings deposits	122,458	99	0.33%	146,629	65	0.18%
Money market deposits	124,962	764	2.48%	87,738	352	1.61%
Certificates of deposit	195,379	1,567	3.52%	173,093	1,333	3.09%
Total interest-bearing deposits	522,948	2,601	2.02%	492,010	1,986	1.62%
Federal Home Loan Bank advances	15,000	171	4.62%	—	—	—
Subordinated debentures	34,905	466	5.41%	35,805	1,055	11.82%
Total borrowings	49,905	637	5.18%	35,805	1,055	11.82%
Total interest-bearing liabilities	572,853	3,238	2.29%	527,815	3,041	2.31%
Noninterest-bearing demand deposits	131,981			139,691
Other noninterest-bearing liabilities	14,941			16,142
Total liabilities	719,775			683,648
Equity	195,938			199,720
Total liabilities and equity	$915,713			$883,368
Net interest income		$8,643			$7,963
Net interest rate spread			3.37%			3.10%
Net interest-earning assets	$277,852			$288,093
Net interest margin			4.12%			3.91%
Average interest-earning assets to interest-bearing liabilities	148.50%			154.58%

ALLOWANCE FOR CREDIT LOSS - LOANS
(Dollars in thousands)
	QTR	QTR
	3/31/2025	3/31/2024

Beginning Balance	$8,522	$8,554

Provision for credit loss -loans	351	(133)

Net Charge-offs (recoveries):
Owner Occupied 1-4	(3)	(52)
Non-Owner Occupied 1-4	(16)	(29)
Investor Commercial Real Estate	—	—
OO Commercial Real Estate	—	(2)
Construction & Land	(1)	(1)
Farm Loans	—	—
Marine & Consumer	5	(1)
Guaranteed by the US Gov't	—	—
Commercial	—	—
Net charge-offs (recoveries)	(15)	(85)

Ending Balance- ACL for Loans	$8,888	$8,506

Balance Reserve for unfunded loan commitments	299	360
Balance Reserve for HTM Securities	3	5
Total ACL	$9,190	$8,871

Provision expense for Unfunded Commitments	(53)	152
Provision expense for HTM Securities	(1)	(1)
Total other provision expense	$(54)	$151
Total provision for (recovery of ) credit losses	$297	$18

RECONCILIATION TABLE (UNAUDITED)
NON-GAAP ADJUSTED NET INCOME

Non-GAAP Reconciliation

In addition to results presented in accordance with generally accepted accounting principles utilized in the Unites States ("GAAP"), this earnings release contains a non-GAAP financial measure, Non-GAAP adjusted net income. The Company believes this non-GAAP financial measure is useful for both investors and management to understand the effects of certain items and provide an alternative view of its performance over time. Non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

	Three Months ended March 31,
	2025	2024

Net Income (GAAP)	$2,099	$2,574
Plus(minus) tax adjusted items:
Write-off of FMV adjustment on pay-off of acquired junior subordinated debt - tax adjusted	-	404
2024 Equity Plan Expenses - tax adjusted	857	-
Non GAAP adjusted net income	$2,956	$2,978